PRESS RELEASE For immediate release

NVE Corporation Reports Second Quarter Results and Announces Quarterly Dividend

EDEN PRAIRIE, Minn.—October 18, 2017—NVE Corporation (Nasdaq: NVEC) announced today financial results for the quarter and six months ended September 30, 2017.

Total revenue for the second quarter of fiscal 2018 decreased 4% to $7.00 million from $7.30 million in the prior-year quarter. The decrease was due to a 6% decrease in product sales, partially offset by a 25% increase in contract research and development revenue. Net income for the second quarter of fiscal 2018 decreased 4% to $3.16 million, or $0.65 per diluted share, compared to $3.31 million, or $0.68 per share, for the prior-year quarter.

For the first six months of fiscal 2018, total revenue increased 4% to $14.6 million from $14.0 million for the first six months of the prior year. The increase was primarily due to a 5% increase in product sales. Net income increased slightly to $6.46 million, or $1.33 per diluted share, for the first half of fiscal 2018 compared to $6.44 million, or $1.33 per share, for the first half of fiscal 2017.

The company also announced a quarterly cash dividend to shareholders of $1.00 per share of common stock, payable November 30, 2017 to shareholders of record as of October 30, 2017.

“We are pleased to report solid earnings for the quarter,” said NVE President and Chief Executive Officer Daniel A. Baker, Ph.D.

>NVE is a leader in the practical commercialization of spintronics, a nanotechnology that relies on electron spin rather than electron charge to acquire, store and transmit information. The company manufactures high-performance spintronic products including sensors and couplers that are used to acquire and transmit data. NVE has also licensed its spintronic magnetoresistive random access memory technology, commonly known as MRAM.

Statements used in this press release that relate to future plans, events, financial results or performance are forward-looking statements that are subject to certain risks and uncertainties including, among others, such factors as risks related to our reliance on several large customers for a significant percentage of revenue, uncertainties related to the economic environments in the industries we serve, uncertainties related to future contract research and development revenue, uncertainties related to future stock repurchases and dividend payments, as well as the risk factors listed from time to time in our filings with the SEC, including our Annual Report on Form 10-K for the fiscal year ended March 31, 2017 and other reports filed with the SEC.

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                            NVE CORPORATION
                          STATEMENTS OF INCOME
  QUARTERS AND SIX MONTHS ENDED SEPTEMBER 30, 2017 AND 2016 (Unaudited)

                                             Quarter Ended September 30
                                                  2017            2016
                                            -----------------------------
Revenue
  Product sales                             $   6,387,080   $   6,814,384
  Contract research and development               609,154         488,155
                                            -----------------------------
Total revenue                                   6,996,234       7,302,539
Cost of sales                                   1,353,169       1,740,814
                                            -----------------------------
Gross profit                                    5,643,065       5,561,725
Expenses
  Selling, general, and administrative            348,363         343,688
  Research and development                      1,030,504         768,188
                                            -----------------------------
Total expenses                                  1,378,867       1,111,876
                                            -----------------------------
Income from operations                          4,264,198       4,449,849
Interest income                                   387,860         430,983
                                            -----------------------------
Income before taxes                             4,652,058       4,880,832
Provision for income taxes                      1,491,023       1,575,635
                                            -----------------------------
Net income                                  $   3,161,035   $   3,305,197
                                            =============================
Net income per share - basic                $        0.65   $        0.68
                                            =============================
Net income per share - diluted              $        0.65   $        0.68
                                            =============================
Weighted average shares outstanding
  Basic                                         4,841,010       4,835,564
  Diluted                                       4,845,632       4,837,819

                                            Six Months Ended September 30
                                                 2017            2016
                                           ------------------------------
Revenue
  Product sales                            $   13,269,753   $  12,665,598
  Contract research and development             1,334,147       1,344,713
                                           ------------------------------
Total revenue                                  14,603,900      14,010,311
Cost of sales                                   3,151,535       3,125,992
                                           ------------------------------
Gross profit                                   11,452,365      10,884,319
Expenses
  Selling, general, and administrative            747,724         733,603
  Research and development                      1,936,229       1,526,556
                                           ------------------------------
Total expenses                                  2,683,953       2,260,159
                                           ------------------------------
Income from operations                          8,768,412       8,624,160
Interest income                                   749,638         868,717
                                           ------------------------------
Income before taxes                             9,518,050       9,492,877
Provision for income taxes                      3,059,400       3,055,135
                                           ------------------------------
Net income                                 $    6,458,650   $   6,437,742
                                           ==============================
Net income per share - basic               $         1.33   $        1.33
                                           ==============================
Net income per share - diluted             $         1.33   $        1.33
                                           ==============================
Weighted average shares outstanding
  Basic                                         4,841,010       4,835,289
  Diluted                                       4,845,907       4,837,293

                              NVE CORPORATION
                               BALANCE SHEETS
                       SEPTEMBER 30 AND MARCH 31, 2017

                                            (Unaudited)
                                           Sept. 30, 2017  March 31, 2017
                                           ------------------------------
ASSETS
Current assets
  Cash and cash equivalents                $   5,108,313    $   8,199,364
  Marketable securities, short term           16,921,738       19,591,833
  Accounts receivable, net of allowance
    for uncollectible accounts of $15,000      2,659,618        3,436,802
  Inventories                                  3,504,478        3,358,298
  Prepaid expenses and other assets              523,190          607,283
                                           ------------------------------
Total current assets                          28,717,337       35,193,580
Fixed assets
  Machinery and equipment                      9,447,726        9,007,455
  Leasehold improvements                       1,730,525        1,644,419
                                           ------------------------------
                                              11,178,251       10,651,874
  Less accumulated
    depreciation and amortization              9,555,119        9,238,626
                                           ------------------------------
Net fixed assets                               1,623,132        1,413,248
Long-term deferred tax assets                    432,106          357,055
Marketable securities, long term              59,622,760       56,810,923
                                           ------------------------------
Total assets                               $  90,395,335    $  93,774,806
                                           ==============================

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
  Accounts payable                         $     249,697    $     376,275
  Accrued payroll and other                      580,838          576,313
  Deferred revenue                                     -          142,733
                                            -----------------------------
Total current liabilities                        830,535        1,095,321

Shareholders' equity
  Common stock                                    48,410           48,410
  Additional paid-in capital                  19,548,268       19,507,348
  Accumulated
    other comprehensive income (loss)             29,467          (38,298)
  Retained earnings                           69,938,655       73,162,025
                                           ------------------------------
Total shareholders' equity                    89,564,800       92,679,485
                                           ------------------------------
Total liabilities and shareholders' equity $  90,395,335    $  93,774,806
                                           ==============================